Exhibit 10.1.1

AMENDMENT NO. 1 TO LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of September 1, 2011 (this “Amendment”), is among NICHOLAS FINANCIAL, INC., a Florida corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as agent (in such capacity, the “Agent”), and each of the Lenders party hereto.

RECITALS:

A. The Borrower, the lenders from time to time party thereto (collectively, the “Lenders”) and the Agent have entered into a Second Amended and Restated Loan and Security Agreement dated as of January 12, 2010 (the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B. The Borrower has requested that the Agent and the Lenders amend certain provisions of the Loan Agreement.

C. Subject to the terms and conditions set forth below, the Agent and the Lenders party hereto are willing to so amend the Loan Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1. AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Loan Agreement is amended as follows:

(a) The following new definition is inserted in Section 1.2 in the appropriate alphabetical position therein:

“Adjusted Availability” means, at any time, an amount equal to (a) the Borrowing Base determined by reference to the most recent Collateral and Loan Status Report delivered to the Agent without giving effect to the Maximum Revolver Amount minus (b) the Aggregate Revolver Outstandings after giving effect to any Revolving Loans and Pending Revolving Loans made or requested at such time.

(b) The existing definitions of “Maximum Revolver Amount” and “Stated Termination Date” in Section 1.2 are deleted in their entirety and the following definitions are inserted in lieu thereof:

“Maximum Revolver Amount” means $150,000,000.00.

“Stated Termination Date” means November 30, 2013.

(c) The last sentence of Section 4.2 is deleted in its entirety and the following is inserted in lieu thereof:

If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 11.2, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

Period during which early termination occurs	Early Termination Fee
On or prior to November 30, 2012	One half of one percent ( 1/2%) of the Maximum Revolver Amount.

After November 30, 2012 but prior to November 30, 2013	One quarter of one percent ( 1/4%) of the Maximum Revolver Amount.

(d) The existing Section 9.6 is deleted in its entirety and the following is inserted in lieu thereof:

9.6 Distributions and Capital Change. The Borrower shall not (a) directly or indirectly declare or make or incur any liability to make any Distribution or (b) make any change to its capital structure, except, so long as no Default or Event of Default then exists or would occur as a result of any of the following, the Borrower may (i) purchase, redeem or otherwise acquire for cash the capital stock (or any options or warrants for such stock) of the Borrower in an aggregate amount not to exceed $15,000,000 on or prior to September 1, 2012; and (ii) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire for cash the capital stock (or any options or warrants for such stock) of the Borrower if after giving effect thereto (A) the aggregate amount of such dividends, purchases, redemptions and acquisitions paid or made during a fiscal quarter would be less than 50% of the Borrower’s Adjusted Net Earnings from Operations for the fiscal quarter immediately preceding the fiscal quarter in which such dividend, purchase, redemption or acquisition is paid or made, (B) the aggregate amount of such dividends, purchases, redemptions and acquisitions paid or made during the immediately preceding four fiscal-quarter period would be less than 50% of the Borrower’s Adjusted Net Earnings from Operations for such period, and (C) Adjusted Availability exceeds 20% of the Aggregate Revolver Outstandings as of the date of such Distribution, after giving effect to any Revolving Loans and Pending Revolving Loans made or requested on such date.

(e) The last sentence of Section 9.11 is deleted in its entirety and the following is inserted in lieu thereof:

Notwithstanding the foregoing, so long as no Default or Event of Default then exists or would occur as a result of any of the following, Borrower may (i) repay Debt (including interest) owing to Peter L. Vosotas and permitted under Section 9.9(d) and (ii) make Distributions permitted by Section 9.6.

The amendments to the Loan Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

Section 2. CONDITIONS PRECEDENT. The parties hereto agree that the amendments set forth in Section 1 above shall not be effective until the satisfaction of each of the following conditions precedent:

(a) Documentation. The Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by the Borrower and all of the Lenders then party to the Loan Agreement, (ii) a resolution from the Board of Directors of the Borrower authorizing this Amendment and the transactions contemplated hereby, (iii) a legal opinion in form and substance satisfactory to the Agent from counsel to the Borrower and (iv) such other documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower or the transactions contemplated hereby.

(b) Fees and Expenses. All fees and expenses of counsel to the Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Section 3. REPRESENTATIONS AND WARRANTIES.

(a) In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and the Lenders as follows:

(i) The representations and warranties made by the Borrower in Article 8 of the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct on and as of such earlier date.

(ii) Since the date of the Financial Statements delivered to the Lenders, no material adverse change has occurred in the Borrower’s property, business, operations or conditions (financial or otherwise).

(iii) No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b) In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.

Section 4. MISCELLANEOUS

(a) Ratification and Confirmation of Loan Documents. The Borrower hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which the Borrower is a party.

(b) Fees and Expenses. The Borrower shall pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent.

(c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 15.3 and 15.4 of the Loan Agreement.

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f) Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing signed by the Agent for such purpose.

(g) Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Agent, each Lender and their respective successors and assigns (subject to Section 13.2 of the Loan Agreement).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The following parties have caused this Amendment No. 1 to Loan Agreement to be executed as of the date first written above.

“BORROWER” Nicholas Financial, Inc.

By

Title:

“AGENT” Bank of America, N.A., as the Agent

By

, Vice President

Commitment: $53,750,000 Pro Rata Share: 35.833333333%	“LENDERS” Bank of America, N.A., as a Lender

By

, Vice President

Commitment: $29,500,000 Pro Rata Share: 19.666666667%	Capital One, N.A., as a Lender

By:

, Vice President

Commitment: $26,750,000 Pro Rata Share: 17.8333333333%	First Tennessee Bank National Association, as a Lender

By:

, Vice President

Commitment: $16,000,000 Pro Rata Share: 10.666666667%	BMO Harris Bank, N.A., as successor to Harris N.A., as a Lender

By:

, Vice President

Commitment: $24,000,000 Pro Rata Share: 16.000000000%	Wells Fargo Preferred Capital, Inc., as a Lender

By:

, Senior Vice President

Signature Page to Amendment No. 1 to

Loan Agreement